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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Nortel Networks Corporation of our reports dated July 18, 1997, with respect to the consolidated financial statements and schedule of Bay Networks, Inc. included in the Annual Report (Form 10-K) of Bay Networks, Inc. for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


Ernst & Young LLP
Palo Alto, California
November 1, 2000